Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Molly Cate
	SCR Partners		(615) 254-0575
	(615) 760-1104		MCate@contactAAC.com
IR@contactAAC.com

AAC Holdings to Acquire Residential and Outpatient Facilities in North Mississippi for $35 Million

Purchase will bring full continuum of care to southeast; strengthens AAC’s nationwide network

BRENTWOOD, Tenn. – (May 13, 2015) AAC Holdings, Inc. (NYSE: AAC), through its operating subsidiary, American Addiction Centers, Inc., a national leader in addiction treatment and rehabilitation, and its indirect subsidiary, Oxford Treatment Center, LLC, signed a definitive agreement to acquire The Oxford Centre, Inc. and its affiliates, for $35.0 million in cash, officials announced today.

“We are excited to bring The Oxford Centre into our network of addiction treatment centers and to increase our presence in the southeast region,” said Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings. “The Oxford Centre offers a proven holistic approach to treating the mind, body and spirit on a campus filled with many outdoor elements and amenities. Through this purchase, we will have the opportunity to reach more clients in Mississippi and surrounding states, as well as serve a growing referral base.”

The Oxford Centre operates a 76-bed residential facility located on a secluded, 110-acre campus in Etta, Miss., which is 65 miles southwest of Memphis, Tenn. In addition to the residential facility, AAC will also acquire the operations associated with three outpatient treatment locations in Oxford, Tupelo and Olive Branch, Miss. The purchase is expected to be completed during the second half of the year and is subject to certain closing conditions, including the receipt of governmental approvals and licenses necessary to operate the business.

The Oxford Centre generated revenue of approximately $12.2 million and adjusted EBITDA of approximately $5.6 million for the year ended December 31, 2014.

Upon completion, this purchase will mark the sixth acquisition for AAC Holdings in 2015. This rapid growth, which follows a successful IPO in October 2014, supports the company’s efforts to create a premium national brand with a network of access points for clients seeking treatment and their families.

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient substance abuse treatment services. We treat adults as well as adolescents who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We operate 12 substance abuse treatment facilities and one mental health facility specializing in binge eating disorders. Located throughout the United States, these facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.com or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward looking statements within the meaning of the federal securities laws. These forward looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings’ possible or assumed future results of operations, including descriptions of AAC Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors; (iv) our failure to successfully achieve growth through acquisitions and de novo expansions; (v) uncertainties regarding the timing of the closing of the transaction; (vi) our failure to achieve anticipated financial results from contemplated acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and (viii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.

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